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                                                                   EXHIBIT 10.41

                         TENANCY AND PROMOTION AGREEMENT

        TENANCY AND PROMOTION AGREEMENT, dated as of June 12, 2000 (this "Agreement"), by and between Discovery.com, Inc., a Delaware corporation with offices at 7700 Wisconsin Avenue, Bethesda, Maryland, 20813 ("DCOM") and Pets.com, Inc., a Delaware corporation with offices at 435 Brannan Street, Suite 100, San Francisco, California 94107 (the "Company").

                                 R E C I T A L S

        WHEREAS, the Company is an online retailer of pet products, information and resources;

        WHEREAS, Petstore.com, Inc., a Delaware corporation ("Petstore"), and the Company are parties to that certain Asset Purchase Agreement dated of even date herewith (the "Purchase Agreement"), pursuant to which the Company is purchasing the assets of Petstore (the "Purchase");

        WHEREAS, on April 6, 2000 DCOM terminated that certain (a) Content and Trademark Sublicense and Services Agreement between DCOM and Petstore, dated as of October 27, 1999, and (b) Advertising and Promotion Agreement between DCOM and Petstore, dated as of October 27, 1999; and

        WHEREAS, DCOM and Company have agreed, strictly conditioned and effective solely upon the closing of the Purchase in accordance with the Purchase Agreement, to enter into this Tenancy and Promotion Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1. GENERAL DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

               1.1 "Ad Placement" shall have the meaning set forth in Paragraph 2.2(b).

               1.2 "Ad Spots" shall have the meaning set forth in Paragraph 2.2(a)(i).

               1.3 "Affiliate" shall mean any Person that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with such Person concerned.

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               1.4 "Animal Planet Network" shall mean the television network owned by an affiliate of DCOM and currently known as "Animal Planet."

               1.5 "Co-branded Ads" shall have the meaning set forth in Paragraph 2.2(a)(ii).

               1.6 "Company Competitors" shall mean the following entities: [*] and [*]. The exclusivity that accrues to the Company hereunder with respect to the Company Competitors shall also apply with respect to wholly-owned subsidiaries and successors of the Company Competitors, only to the extent that substantially all of the retail pet supplies business of a Company Competitor accrues to such subsidiary or successor and/or that the retail pet supplies business of such a subsidiary or successor is the principal business operated by such subsidiary or successor. (Example 1: if Bloomingdale's buys [*] pet home furnishings business, Bloomingdale's will not be deemed a successor because it has not purchased substantially all of [*] retail pet supplies business. Example 2: if Procter & Gamble acquires [*] and is therefore a "successor" of [*], P&G does not become a Company Competitor hereunder, because the retail sale of pet supplies is not P&G's principal business.) Upon written notice to DCOM, the Company may from time to time substitute in the current list of Company Competitors other entities for whom the retail sale of pet supplies constitutes at least 20 percent of the total revenues of such entity, subject to approval of DCOM, which such approval shall not be unreasonably withheld.

               "Confidential Information" shall have the meaning set forth in Paragraph 9.12.

               1.8 "Content" shall mean the written and graphical content provided by the Company to DCOM relating to pets and animals and as further described in Attachment E.

               1.9 "Contract Year" shall mean each annual period during the Term beginning on the date of this Agreement and ending on the anniversary of such date.

               1.10 "Discovery Networks" shall mean the following Discovery Communications, Inc. network properties: Discovery Channel, TLC, Animal Planet, Travel Channel, Discovery Health Channel and Digital Networks.

               1.11 "Exclusivity Period" shall have the meaning set forth in Paragraph 4.1.

               1.12 "Indemnified Party" shall have the meaning set forth in Paragraph 7.2.

               1.13 "Indemnifying Party" shall have the meaning set forth in Paragraph 7.2.

               1.14 "Internet" shall mean a global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol and/or such other standard network interconnection protocols as may be adopted from time to time, which is used to transmit content that is directly or indirectly delivered to a computer or other digital electronic device for display to an end-user, whether such content is delivered through on-line browsers,


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off-line browsers, or through "push" technology, electronic mail, broadband distribution, satellite, wireless or otherwise.

               1.15 "Internet Site" or "website" shall mean any site or service delivering content on or through the Internet, including, without limitation, any on-line service such as America Online, CompuServe, Prodigy and the Microsoft Network.

               1.16 "Merger" shall have the meaning set forth in the Recitals.

               1.17 "Person" shall mean any individual, partnership, corporation or organized group of persons, including agencies and other instrumentalities of governments and states.

               1.18 "Petstore" shall have the meaning set forth in the Recitals.

               1.19 "Prevailing E-commerce Tenancy Market Rate" shall have the meaning set forth in Paragraph 4.3.

               1.20 "Prevailing Market Rate" shall have the meaning set forth in Paragraph 2.2(b).

               1.21 "Promotion" shall have the meaning set forth in Paragraph
2.1.

               1.22 "Share Price Floor" shall have the meaning set forth in Paragraph 9.1.

               1.23 "Tenancy Period" shall have the meaning set forth in Paragraph 4.1.

               1.24 "Term" shall have the meaning set forth in Paragraph 3.

               1.25 "Website" shall mean the Company's website Pets.com accessible through the URL http://www.pets.com, and any successors thereof subject to Section 9.1 hereof.

        2.     COMMITMENT.

               2.1 DCOM Commitment of Advertising and Promotion.

                      DCOM hereby covenants and commits to deliver to the Company advertising time and related promotion of the Website (collectively, "Promotion"), in an aggregate value of [*] per Contract Year of the Term. The timing and placement of promotion of the Website shall be subject to availability and shall be at the reasonable discretion of DCOM. The actual costs incurred by DCOM or paid by DCOM to third parties for producing any advertisements or promotions, if any are incurred by DCOM, shall be at a mutually agreed upon (between DCOM and the Company) written rate and shall be, as agreed upon in writing by the parties, either (i) reimbursed by the Company on a fairly allocated basis taking into consideration the overall message of the advertisement and the portion thereof directed toward the promotion of the Website, or (ii) shall be applied on a fairly allocated basis to the aggregate value of the


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Promotion delivered to the Company by DCOM pursuant to this Agreement. DCOM will not incur any such production costs without the prior written approval of Company, provided Company may not withhold approval of such costs solely in an effort to cause DCOM to breach its obligations under this Agreement. It is understood that such production costs will be incurred by DCOM only to the extent that the Company and DCOM agree to develop new creative for either the Co-branded Ads or the Ad Spots or the parties agree to integrate the Pets.com brand, trademarks or other messaging into the Co-branded Ads in a new or non-traditional format.

               2.2 Delivery of Advertising and Promotion.

                      (a) The Promotion to be delivered pursuant to this Agreement shall be delivered as follows:

                             (i) Approximately [*] per Contract Year in
Company-branded interstitial advertising spots for Company and the Website shall be provided on the Discovery Networks (the "Ad Spots"). The value of each such Ad Spot shall be determined based on the Prevailing Market Rate (as defined below) for such Promotions. Subject to the terms and conditions of the Discovery Networks' standard network sponsorship contracts and any other standard advertising terms and conditions, the content of such Ad Spots shall be at the discretion of the Company. Determinations regarding placement of the Ad Spots shall be subject to availability of inventory and to DCOM's reasonable discretion.

                             (ii) Approximately [*] per Contract Year in
co-branded interstitial advertising (the "Co-branded Ads") shall be provided on the Discovery Networks and/or other broadcast media outlets, including without limitation, broadcast or cable television and radio. The Co-branded Ads shall be produced by DCOM and shall promote the pets content and commerce portion of the Discovery.com website, including promotion of the Company as the provider of pet supplies. Each Co-branded Ad shall be valued at [*] of the Prevailing Market Rate for such Promotion. The content and placement of the Co-branded Ads shall be at the sole discretion of DCOM.

                      (b) The value of all Promotion provided hereunder shall be charged at the "Prevailing Market Rate" for such Promotion, excluding barter, which will be the market rate less any agency or other commissions (where applicable) for spots purchased on the Discovery Networks and such other broadcast stations, networks, cable networks, radio stations or print media during the time period in which the Promotion occurs. With respect to the Promotion delivered on the Discovery Networks and DCOM's websites, DCOM will use commercially reasonable best efforts to obtain marketplace rates at least as favorable as those provided to third parties making comparable purchases. DCOM will provide the Company within thirty (30) days after the end of each Contract Year a statement, certified by an officer of DCOM, summarizing the value of the Promotion DCOM has delivered for the Website (the "Ad Placements") during such Contract Year. Each such report shall summarize the Ad Placements delivered over the


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previous Contract Year, the Prevailing Market Rate for such Promotion and the total value of the Ad Placements provided during such Contract Year. The Prevailing Market Rate of any particular Ad Placement will be demonstrated by DCOM upon the Company's request, provided such requests shall not be of an unreasonable frequency or require an unreasonable level of detail.

               2.3 Subject to availability of inventory (and in the event designated inventory is unavailable, substitution of substantially equivalent inventory), the interstitial advertising plan for the first Contract Year is attached hereto as Attachment A. The parties acknowledge and agree that the information contained in Attachment A is proprietary and confidential and the parties agree to maintain it in strict confidence, provided however, the Company may publish Attachment A to the extent explicitly required by a governmental agency, in which such event, the Company shall promptly notify DCOM, and the parties shall cooperate to obtain as much confidential treatment as possible for Attachment A under the circumstances.

               2.4 Each party agrees to designate and maintain a primary point of contact regarding interstitial advertising under this Agreement within 30 days of execution of this Agreement.

               2.5 The parties agree to discuss the following additional mutual promotional initiatives, it being understood that neither party is obligated to implement any such promotional initiative: e-mail offers to the parties' respective customer lists, catalog inserts in the Discovery Channel Catalog and the Company's magazine, in-store promotions, inclusion of in-box promotions in DCOM and Company boxes and joint sponsorships.

        3.     TERM.

        The term of this Agreement (the "Term") shall begin only upon the closing of the Purchase provided such closing takes place on or before July 31, 2000 and shall continue in full force and effect for a period of four (4) consecutive years, unless this Agreement is terminated earlier in accordance with the terms and conditions stated herein. In the event the closing of the Purchase does not take place on or before July 31, 2000, or in the event the Purchase Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and the parties shall have no further liability or obligation to one another in any respect.

        4.     EXCLUSIVE PET SUPPLIES E-COMMERCE TENANCY.

               4.1 DCOM shall provide the Company with a one-year exclusive pet supplies tenancy (the "Exclusivity Period") pursuant to which the Company shall be the exclusive retail provider of pet supplies on the websites Discovery.com and AnimalPlanet.com, with three (3) twelve (12)-month renewal options, exercisable at the Company's option, upon written notice to DCOM at least ninety days prior to the end of the preceding twelve (12) month period (the Exclusivity Period, as may be extended by the Company, is referred to as the "Tenancy Period"). DCOM shall not include advertisements (advertisements being defined as buttons or banner advertisements), branded content or promotions (promotions being defined as gift-with-purchases, dollar- or percentage-off discounts and free give-aways) of any Company Competitor



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on the [*] during the Tenancy Period or on the [*] under (but apart from) the
Discovery.com web portal solely during the first year of the Term; provided, however, that the foregoing prohibition shall not apply to (a) run-of-site banner advertisements of Company Competitors or (b) sponsorships of network-related programming or content areas by Company Competitors.

               4.2 Except as explicitly provided in Section 4.1, it is understood and agreed that nothing contained herein shall preclude or in any way limit DCOM or its affiliated entities, including without limitation the Discovery Networks, from accepting paid advertising or sponsorships from any third party advertiser whatsoever, on any media of DCOM or its affiliated entities. For purposes of the exclusivity described in Section 4.1 above, it is understood that DCOM may merchandise and sell on Discovery.com or AnimalPlanet.com animal and pet related: books, videos, clothing, merchandise or novelty items, including but not limited to such items that contain Discovery television network or program related logos, trademarks or slogans (for example, pet training videos and books, Animal Planet Sports frisbees or Travel Channel pet carriers), provided, however, that such merchandise shall not promote, or contain branding of, any Company Competitor except to the extent any such item also contains a trademark or logo of DCOM or its parent or affiliates. Such animal or pet-related sales by DCOM or its contractors/partners shall be incidental, i.e., not the principal line of products offered in any area of Discovery.com or AnimalPlanet.com. The Company acknowledges and agrees that one of the services provided by Discovery.com, currently in the Web Express area, is to identify and provide links to other leading websites, including pet e-commerce sites.

               4.3 The tenancy payment during the first Contract Year will be at a [*] discount off the "Prevailing E-commerce Tenancy Market Rate" for such tenancy. The tenancy payment in years [*] of the Tenancy Period, if the Exclusivity Period is extended by the Company pursuant to Section 4.1, will be as follows:

                      [*]

               The "Prevailing E-commerce Tenancy Market Rate" as used in this paragraph shall be the then-prevailing CPM market rate for the actual number of impressions delivered (subject to the cap described below). The tenancy payment in years two through four shall be made annually within 30 days of the end of the applicable Contract Year based on the actual number of impressions delivered during the preceding 12-month period. The tenancy payment in years two through four will be capped at the then-prevailing CPM market rate multiplied by the number of projected impressions set forth in the agreed marketing plan for each upcoming Contract Year as specified in Section 4.4 below, discounted as described above in this Section 4.3.


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               4.4 During the first Contract Year, DCOM will place promotional buttons, text links and product promotions throughout Discovery.com and AnimalPlanet.com as set forth in Attachment B. The parties acknowledge and agree that the information contained in Attachment B is proprietary and confidential and the parties agree to maintain it in strict confidence, provided however, the Company may publish Attachment B to the extent explicitly required by a governmental agency, in which such event, the Company shall promptly notify DCOM, and the parties shall cooperate to obtain as much confidential treatment as possible for Attachment B under the circumstances. The Company acknowledges and agrees that the specific form, placement and positioning of such buttons, text links and product promotions may be subject to change, such modifications to be in DCOM's reasonable discretion, provided that such changes are made in consultation with the Company and that at any given time during the Tenancy Period, the volume and configuration of such promotional buttons, text links and product promotions remain comparable in scope to those listed in Exhibit B. At least 120 days prior to the end of each Contract Year, DCOM will provide the Company with a proposed online marketing plan for the upcoming Contract Year. The parties will negotiate in good faith with respect to such online marketing plan for the upcoming Contract Year with the goal of finalizing such marketing plan prior to the latest date by which the Company must exercise its right to extend the Exclusivity Period for an additional year under Section 4.1, it being understood that the scope of the proposed online marketing plan for the [*] Contract Years will be at least as broad in scope as the plan attached hereto as Exhibit B. The parties acknowledge and agree that the ultimate decisions with respect to general website design and layout and the specific form, placement and positioning of the online Company promotions hereunder shall be determined by DCOM in its reasonable discretion in accordance herewith. In the event promotional inventory more desirable than the promotional inventory set forth in the online marketing plan for any Contract Year becomes generally available on Discovery.com and AnimalPlanet.com, DCOM will consult in good faith with the Company regarding an opportunity to substitute such promotional inventory.

               4.5 During the Tenancy Period, the Company shall be included as a branded department [*], appearing throughout Discovery.com. While DCOM may in its sole discretion modify the placement of the [*] box throughout Discovery.com and this placement will be subject to change over time, the [*] box currently has the following placements: [*].

               4.6 DCOM currently anticipates that the [*], including a branded partner link, will also be added, at DCOM's sole discretion, to other prominent areas of Discovery.com including the: [*].

               4.7 The promotions set forth in Exhibit B will generally direct users directly to the Website (except that the unbranded "pets" tab will direct users to the AnimalPlanet.com website where the Company will have a branded presence), provided however, the parties agree that DCOM may frame the Website displaying the top hat and bottom hat navigational bars of


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the Discovery.com website when end-users click-through the Company promotions on
Discovery.com to the Website. In addition, with respect to specific product offers that have been integrated into Discovery.com (including without limitation AnimalPlanet.com) content pages by mutual agreement of the parties, DCOM may in its sole discretion create and host bridge pages, product pages or special offer pages (to be shown to the Company in advance of transmission to the public) to which the above-described links will direct users (the "Bridge Pages").

               4.8 Third-party advertising will not be sold on the Bridge Pages unless and until such Bridge Pages account for at least 5 percent of the total page views on Discovery.com, in which such event DCOM shall have the sole right to sell and serve all advertising on the Bridge Pages, provided, however, that no advertising from a Company Competitor will run on such Bridge Pages except for any run-of-site banners. All page views on the Bridge Pages shall be attributed to DCOM.

               4.9 Each party agrees to designate and maintain a primary point of contact regarding online promotion under this Agreement within 30 days of execution of this Agreement.

        5.     OBLIGATIONS OF THE COMPANY.

               5.1 User Data. During the Tenancy Period, the Company shall provide DCOM with all available aggregate data regarding customers driven to the Website from Discovery.com (including without limitation AnimalPlanet.com). Such aggregate data shall include the total number of purchasers and the items purchased and, to the extent such information is gathered by the Company, information regarding products and services purchased by such users and demographic information, such as age, gender, education level, survey and promotion responses and any other information concerning such users as may be provided by the Company to any other third party. The Company shall further exert commercially reasonable efforts during the Tenancy Period to implement an opt-in option for users driven to the Website from Discovery.com (including without limitation AnimalPlanet.com) whereby such users would be given the option of allowing the Company to provide their personally identifying information to DCOM, which such information (including customer name, e-mail address, street address, survey data and any other data provided by such user) shall be jointly owned by DCOM and the Company, and the Company shall deliver such jointly-owned data on a quarterly basis to DCOM during the Tenancy Period. The Company shall also [*] upon [*] per [*] during the Tenancy Period to all of the [*] to the [*] from Discovery.com (including without limitation AnimalPlanet.com), such [*] to be [*] in DCOM's [*] as to [*], provided however, that DCOM [*] with the Company with respect to the [*] of such [*] and that any such [*] DCOM desires to [*] between [*] during any [*] shall be [*] only upon the [*] of the parties. The Company further agrees that if during the Tenancy Period the Company amends its privacy policy such that personally identifying customer data of users of the Website could be provided to a third party, or if the Company provides any such data to any third party, it will also provide such data to the same extent to DCOM hereunder. DCOM shall own and have rights to use customer data of customers driven to the Website from Discovery.com and of
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disclosure pursuant to this Section 5.1 to the same extent as the Company currently or in the future may agree with respect to such ownership and use rights to comparable user data for any third party.

               5.2 [*] The Company acknowledges that DCOM is in the process of creating an [*] that will enable users of Discovery.com to make purchases [*]. The Company agrees to take reasonable steps to implement Discovery.com's [*] subject to satisfactory technology discussions and review by the Company.

               5.3 Customer Service and Order Fulfillment. The Company shall be solely responsible for (a) processing and fulfilling all orders made through the Website, (b) all accounting with respect to such orders, and (c) all customer service and support with respect to such orders, purchases and returns. The Company shall provide all of the foregoing services at a very high level of quality consistent with the Discovery and Animal Planet reputation. The Company is and shall be solely responsible for the security of any transactions initiated within the Website. During the Term, the Company shall achieve and maintain the performance, customer service levels, site reliability requirements and order fulfillment rates set forth in Attachment C, attached hereto and incorporated by reference. During the Tenancy Period, DCOM shall achieve and maintain the site reliability requirements set forth in Attachment D, attached hereto and incorporated by reference. The Company shall not override the browser back button functionality to prevent users who link to the Website from Discovery.com (including without limitation AnimalPlanet.com) from returning to Discovery.com.

               5.4 Company Content.

                      (a) The Company shall deliver to DCOM the Content described in Attachment E on a regular basis throughout the Tenancy Period in accordance herewith. The Company will deliver the Content to DCOM in HTML format or in such other electronic format as may be mutually agreed, via modem or Internet access (e.g. Internet ftp or Internet e-mail). The initial delivery of Content hereunder shall include all items specifically listed on Attachment E and shall be made by the Company no later than July 31, 2000. The Company will provide additional Content and update existing Content consistent with the scope of Content described in Attachment E from time to time during the Tenancy Period. The Company shall cooperate and assist DCOM by promptly responding to complaints regarding the Content.

                      (b) DCOM shall integrate the Content into Discovery.com and AnimalPlanet.com so that it reflects the design, look and feel of the site/pages where the Content is being integrated, and DCOM shall host the Content. DCOM shall have the right to edit and make technical and other alterations to the Content provided that DCOM shall not alter the substantive meaning of any such Content, except in the event DCOM determines that such Content requires such substantive modification in order to be accurate, in which event, DCOM shall notify the Company of such modification. The decision to use or transmit, the frequency of


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transmission and actual placement of the Content shall be at the sole discretion of DCOM, and DCOM shall have sole editorial control over Discovery.com, AnimalPlanet.com and DCOM's affiliated websites, including the right to approve any and all Content displayed on Discovery.com (including without limitation AnimalPlanet.com) in its sole discretion. DCOM shall post a static textual attribution to the Company at the top-level page where Content is displayed on Discovery.com and a dynamic link textual attribution at the lowest-level page or end of such item of Content. (For example, an article provided to DCOM by the Company hereunder would carry a static textual attribution at the beginning of the article on Discovery.com, as well as a dynamic "Find Out More" link at the end of such article.) Such link would direct users to the Website.

                      (c) Pageviews of the Content on Discovery.com and AnimalPlanet.com shall be attributed to DCOM, and DCOM shall have the right to sell all advertising, serve all advertising and retain all revenues earned from advertising on such pages. DCOM will not place or accept advertisements from Company Competitors on pages of Discovery.com or AnimalPlanet.com containing Company Content, provided however that such restriction shall not apply to (a) run-of-site banner advertisements of Company Competitors or (b) sponsorships of network-related programming or content areas by Company Competitors.

                      (d) The parties shall each promptly inform the other party of any material claims that arise with respect to the Content, and provide to the other party all information in its possession pertaining to such claim.

                      (e) DCOM shall have the right to utilize synopses, excerpts, headlines or teasers from the Content, for the sole purpose of advertising, promoting or publicizing the Content, DCOM or Discovery.com (including AnimalPlanet.com) worldwide, in any media, it being understood that this promotional right shall not be construed as a right on the part of DCOM to sublicense the Content to third parties for uses not explicitly set forth in this Agreement.

        6.     LICENSES.

               6.1 Subject to the terms and conditions of this Agreement, the Company hereby grants to DCOM and its affiliated entities, including without limitation Discovery Networks, a fully-paid, worldwide (to the extent necessary to implement this Agreement), limited, non-exclusive, non-transferable right and license, without right to sub-license, to use, reproduce, incorporate, integrate, transmit and distribute the Company's trade names, trade dress, and trademarks solely as is necessary to deliver the advertising and promotion in accordance with the terms of this Agreement during the Term. Except with respect to the Co-branded Ads, the Company shall have the right to approve in advance any such use by DCOM of such intellectual property, and the right to prohibit any improper use of such intellectual property if the same occurs. With respect to the Co-branded Ads, the Company shall approve the appearance of its name and/or logo and such appearance shall be deemed approved for subsequent Co-branded Ads until such time as the Company may wish to change the appearance of such name or logo, in which such case adequate notice shall be provided to
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Company may not withhold approval of the use of its intellectual property solely in an effort to cause DCOM to breach its obligations under this Agreement. DCOM acknowledges that, except as expressly set forth above, it may not use the names, logos, trademarks or other intellectual property of Company and its Affiliates without the Company's prior written consent.

               6.2 Subject to the terms and conditions of this Agreement, the Company hereby grants to DCOM and its affiliated entities during the Tenancy Period, a fully-paid, worldwide, non-exclusive, right and license, without the right to sublicense, to use, reproduce, incorporate, integrate and distribute on the web portal Discovery.com (including without limitation AnimalPlanet.com) the Content listed on Attachment E, attached hereto and incorporated by reference, and a license and right to use Company's trade names, trade dress, and trademarks as reasonably necessary with respect to the display and use of the Content in accordance with the terms of this Agreement. The Company also grants to DCOM and its affiliated entities during the Tenancy Period, a fully-paid, worldwide, non-exclusive, right and license, without the right to sublicense, to use, reproduce, incorporate, integrate and distribute synopses, excerpts, headlines or teasers from the Content, for the sole purpose of advertising, promoting or publicizing the Content, DCOM or Discovery.com (including AnimalPlanet.com) worldwide, in any media in accordance with Section 5.4(e) hereof.

               6.3 Neither party shall gain any right, title or interest in or to the other party's intellectual property by virtue of these limited licenses and any use thereof and all good will inuring to such intellectual property by virtue of use hereunder shall inure to the owner of such intellectual property. After the Term, each party shall have a reasonable period of time to dispose of materials containing the name and marks of the other party, but in no other event may the parties use such names and marks of the other party after the Term.

        7.     REPRESENTATIONS AND WARRANTIES; INDEMNITIES.

               7.1 (a) DCOM hereby represents and warrants that:

                      (i) it has full power and authority to enter into and fully perform this Agreement;

                      (ii) this Agreement has been duly authorized and is enforceable in accordance with its terms; and

                      (iii) at all times, it will comply, and the Promotions which are the subject matter of this Agreement, when and in the form provided by DCOM to the Company, will be in compliance with all applicable federal, state, local and foreign laws and regulations.

               (b) The Company represents, warrants and covenants that:

                      (i) it has full power and authority to enter into and fully perform this Agreement;



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

                      (ii) this Agreement has been duly authorized and is enforceable in accordance with its terms;

                      (iii) the Website shall at all times be produced, advertised and transmitted in accordance with all applicable federal, state, local and foreign laws and regulations;

                      (iv) at all times, it will maintain the Website in a professional and workmanlike manner consistent with generally accepted industry standards for a leading e-commerce website. The Website will at all times present accurate content developed by or obtained from reliable sources, although the Company will not be responsible for problems associated with the World Wide Web in general;

                      (v) it is the owner of the Content and/or has the right to grant all rights granted herein, including but not limited to all necessary literary, artistic, musical and/or intellectual property rights;

                      (vi) the exercise of rights granted herein and the intellectual property licenses provided by the Company and the use of such Content and intellectual property by DCOM will not infringe on any rights of any third party, including but not limited to copyright, trademark, unfair competition, contract, defamation, privacy or publicity rights, and, to the best of the Company's knowledge after due inquiry, the Content is true, lawful, accurate and does not contain material omissions; and

                      (vii) neither products sold by the Company on the Website, nor use or reliance on the Content and other content transmitted on the Website shall cause injury to any person or property.

               7.2 Each party to this Agreement (the "Indemnifying Party") shall at all times indemnify, hold harmless and defend the other party, and in the case of indemnification of DCOM, including its parent, Discovery Communications, Inc. ("DCI"), and subsidiaries of DCI, and their respective officers, directors, members, partners employees and agents and each other Person, if any, controlling such party (collectively, the "Indemnified Party") from and against any loss, cost, liability or expense (including court costs and reasonable attorneys' fees) arising out of or resulting from any third party claim based on a breach by the Indemnifying Party of any representation, warranty or covenant contained herein. In the event of any third party claim, the Indemnified Party shall: (a) promptly notify the Indemnifying Party of the claim; (b) allow the Indemnifying Party to direct the defense and settlement of such third party claim with counsel of the Indemnifying Party's choosing; and (c) provide the Indemnifying Party, at the Indemnifying Party's expense, with information and assistance that is reasonably necessary for the defense and settlement of the third party claim. The Indemnified Party reserves the right to retain counsel, at the Indemnified Party's sole expense, to participate in the defense of any such claim. The Indemnifying Party shall not settle any such claim or alleged claim without first obtaining the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld, if the terms of such settlement would adversely affect the Indemnified Party's rights under this Agreement or otherwise. If the Indemnifying Party assumes the defense and settlement of the claim as set forth above, then the Indemnifying Party's only obligation is to satisfy the claim, judgment or approved settlement.

        8.     REMEDIES.

               8.1 DCOM shall have the right to suspend and/or withdraw placement of Promotion, and all purchases and sales of advertising and promotion, and DCOM shall have the right to terminate this Agreement if the
Company: (a) materially breaches this Agreement; (b) becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors; (c) is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; (d) becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; or (d) is liquidated or dissolved.

               8.2 The Company shall have the right to terminate this Agreement if DCOM: (a) materially breaches this Agreement; (b) becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors; (c) is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; (d) becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; or (e) is liquidated or dissolved.

        9.     GENERAL.

               9.1 Except as set forth herein, neither party may assign or otherwise transfer this Agreement, or its respective rights and obligations hereunder, in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement (including without limitation transfers by operation of law or that otherwise result in the rights or obligations of a party being enjoyed or fulfilled by a third party) without such consent shall be void and of no effect ab initio; provided, however, that notwithstanding the foregoing, DCOM may assign this Agreement to an Affiliate thereof without the Company's prior approval, and, with DCOM's prior written approval, such approval not to be unreasonably withheld, the Company may assign or otherwise transfer this Agreement, in whole, solely in connection with a merger, acquisition or asset sale of all or substantially all of the Company's business, provided further that Company may assign this Agreement, in whole, solely in a merger, acquisition or asset sale of all or substantially all of the Company's business to Amazon.com, provided that there has not occurred a material change in the business or ownership structure of either Amazon.com or DCOM between the date of execution of this Agreement and the date of such requested transfer that would adversely impact DCOM in the event of such transfer. In the event DCOM does not approve an assignment or transfer by the Company of this Agreement pursuant to a sale or merger with Amazon.com under this Section 9.1, and the Company proceeds with such merger or sale to Amazon.com, this Agreement shall automatically terminate without further obligation on the part of either of the parties, provided however, that in full consideration therefor DCOM may elect in its discretion either to (a) deliver for the benefit of Amazon.com's pet supplies business the remainder of the then-remaining Ad Spots due to the Company under Section 2.2(a)(i) hereof; (b) return that number of shares of the Company then held by DCOM in an amount the share price of which (on the public market, subject to the Share Price Floor described below) is equal in value to the dollar value then remaining of DCOM's obligations under Section 2.2(a)(i) hereof, as such advertising is valued under this Agreement, provided however, (i) the shares to be returned by DCOM shall be valued for purposes of this Section 9.1 at no less than the public market price of the Company's shares on the date of this Agreement (the "Share Price Floor"), and (ii) DCOM shall be required to return no more than the total amount of shares of the Company then held by DCOM; or (c) pay to the Company cash for the dollar value then remaining of DCOM's obligations under Section 2.2(a)(i) hereof, as such advertising is valued under this Agreement. In addition, DCOM may, at its election, fulfill any obligation under the immediately preceding sentence with any combination of the options described in subsections (a), (b) and (c) thereof.

               9.2 If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

               9.3 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                      (a)    if to the Company:

                             Pets.com, Inc.
                             435 Brannan Street, Suite 100
                             San Francisco, California 94107
                             Attention:  Chris Deyo

                             with a copy to:

                             Venture Law Group
                             2775 Sand Hill Road
                             Menlo Park, California 94025
                             Attention:  John Bautista

                      (b)    if to DCOM:

                             Discovery.com, Inc.
                             c/o Discovery Communications, Inc.
                             7700 Wisconsin Avenue
                             Bethesda, Maryland  20819
                             Attention:  General Manager,
                                         AnimalPlanet.com

                             with a copy to:

                             General Counsel
                             (at the same address)

                             and a copy to:

                             Greenberg Traurig
                             200 Park Avenue
                             New York, New York  10166
                             Attention:  Alayne F. Serle, Esq.

               9.4 The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party shall have the power to bind the other party or incur obligations on the other party's behalf without the other party's prior written consent.

               9.5 No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

               9.6 This Agreement, together with any Exhibits hereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

               9.7 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

               9.8 This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               9.9 This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

               9.10 This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

               9.11 The headings contained in this Agreement or in any Exhibit or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Paragraph, Exhibit or Schedule, such reference shall be to a Paragraph of, or an Exhibit or Schedule to this Agreement unless otherwise indicated.

               9.12 (a) For purposes of this Agreement, "Confidential Information" means: (i) business or technical information of either party, including, but not limited to, any information relating to either party's product plans, designs, costs, product prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how;
(ii) any written information designated by either party as confidential or proprietary or, if orally disclosed, designated as confidential at the time of disclosure or reduced to writing by the disclosing party within thirty (30) days of such disclosure; and (iii) the terms and conditions of this Agreement.

                      (b) Neither party shall disclose to any third party any Confidential Information, unless such Confidential Information (i) is already in the public domain except as a result of a breach of confidentiality by the disclosing party, (ii) is at any time disclosed by a third party without any obligation of confidentiality with respect to such Confidential Information,
(iii) has been developed independently by the other party without use of or access to Confidential Information of the disclosing party, or (iv) is required to be disclosed by law, government authority or court of competent jurisdiction, in which such event the disclosing party shall promptly notify the party whose Confidential Information is subject to such disclosure.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


DISCOVERY.COM, INC.                          PETS.COM, INC.


By:      /s/  Michela Enlgish                By:        /s/  Paul Manca
        ---------------------------                  ---------------------------

Name:         Michela English                Name:           Paul Manca
        ---------------------------                  ---------------------------

Title:        President and COO              Title:          CFO
        ---------------------------                  ---------------------------